NEUBERGER BERMAN INCOME FUNDS

NEUBERGER BERMAN CORE BOND FUND
NEUBERGER BERMAN FLOATING RATE INCOME FUND
NEUBERGER BERMAN HIGH INCOME BOND FUND
NEUBERGER BERMAN MUNICIPAL INTERMEDIATE BOND FUND
NEUBERGER BERMAN SHORT DURATION BOND FUND
NEUBERGER BERMAN SHORT DURATION HIGH INCOME FUND
NEUBERGER BERMAN STRATEGIC INCOME FUND

605 Third Avenue
New York, New York  10158-0180

February 27, 2013

Neuberger Berman Management LLC
605 Third Avenue, 2nd Floor
New York, New York  10158-0180

Dear Ladies and Gentlemen:

Neuberger Berman Core Bond Fund, Neuberger Berman Floating Rate Income Fund, Neuberger Berman High Income Bond Fund, Neuberger Berman Municipal Intermediate Bond Fund, Neuberger Berman Short Duration Bond Fund, Neuberger Berman Short Duration High Income Fund and Neuberger Berman Strategic Income Fund (each, a “Fund”) are series of Neuberger Berman Income Funds, a Delaware statutory trust (“Trust”).

           You hereby agree, until the date noted on Schedule A (“Limitation Period”), to waive and/or reimburse annual operating expenses (excluding interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend expenses relating to short sales, and extraordinary expenses, if any) (“Operating Expenses”) of each Fund’s respective classes noted on Schedule A (each, a “Class”), so that the Operating Expenses of each Class are limited to the rate per annum, as noted on Schedule A of that Class’s average daily net assets (“Expense Limitation”).

Each Fund agrees to repay you out of assets attributable to its respective Class noted on Schedule A for any fees waived by you under the Expense Limitation or any Operating Expenses you reimburse in excess of the Expense Limitation, provided the repayments do not cause that Class’ Operating Expenses to exceed the respective annual rate of average daily net assets as noted on Schedule A and the repayments are made within three years after the year in which you incurred the expense.

           You understand that you shall look only to the assets attributable to the respective Class of the applicable Fund for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Fund, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

           This Agreement is made and to be performed principally in the State of New York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.  Any amendment to this Agreement shall be in writing signed by the parties hereto, and requires approval of the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as that term is defined in the Investment Company Act of 1940.  This Agreement supersedes any prior agreement with respect to the subject matter hereof.

           If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

NEUBERGER BERMAN INCOME FUNDS,
on behalf of
NEUBERGER BERMAN CORE BOND FUND
NEUBERGER BERMAN FLOATING RATE INCOME FUND
NEUBERGER BERMAN HIGH INCOME BOND FUND
NEUBERGER BERMAN MUNICIPAL INTERMEDIATE BOND FUND
NEUBERGER BERMAN SHORT DURATION BOND FUND
NEUBERGER BERMAN SHORT DURATION HIGH INCOME FUND
NEUBERGER BERMAN STRATEGIC INCOME FUND

By: /s/ Robert Conti

Name: Robert Conti

Title: President

The foregoing Agreement is hereby accepted as of February 27, 2013

NEUBERGER BERMAN MANAGEMENT LLC

By:                      /s/ Brian Kerrane

Name:               Brian Kerrane

Title:                  Senior Vice President

SCHEDULE A

Fund	Class	Limitation Period	Expense Limitation

Neuberger Berman Core Bond Fund	Class A	10/31/2021	0.85%
	Class C	10/31/2021	1.60%
	Institutional	10/31/2021	0.45%
	Investor	10/31/2021	0.85%
Neuberger Berman Floating Rate Income Fund	Class A	10/31/2021	1.07%
	Class C	10/31/2021	1.82%
	Institutional	10/31/2016	0.70%
Neuberger Berman High Income Bond Fund	Class A	10/31/2016	1.12%
	Class C	10/31/2016	1.87%
	Institutional	10/31/2016	0.75%
	Class R3	10/31/2016	1.37%
	Investor	10/31/2016	1.00%
Neuberger Berman Municipal Intermediate Bond Fund	Class A	10/31/2016	0.87%
	Class C	10/31/2016	1.62%
	Institutional	10/31/2016	0.50%
	Investor	10/31/2016	0.65%
Neuberger Berman Short Duration Bond Fund	Class A	10/31/2016	0.87%
	Class C	10/31/2016	1.62%
	Institutional	10/31/2016	0.50%
	Investor	10/31/2016	0.70%
	Trust	10/31/2016	0.80%
Neuberger Berman Short Duration High Income Fund	Class A	10/31/2016	1.12%
	Class C	10/31/2016	1.87%
	Institutional	10/31/2016	0.75%
Neuberger Berman Strategic Income Fund	Class A	10/31/2021	1.15%
	Class C	10/31/2021	1.85%
	Institutional	10/31/2021	0.75%
	Trust	10/31/2016	1.10%